Exhibit 3.72

CERTIFICATE OF INCORPORATION

OF

CONCENTRICS, INC.

ARTICLE I

The name of the Corporation is: Concentrics, Inc.

ARTICLE II

The address of its registered office in the State of Delaware is 229 South State Street, Dover County of Kent. The name of its registered agent is the Prentice-Hall Corporation System, Inc.

ARTICLE III

The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The amount of the total authorized capital stock of the corporation is 10,000 shares of Common Stock having a par value of $0.01 per share.

ARTICLE V

Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and is deemed to be extinguished and abandoned: and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

ARTICLE VI

In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the corporation.

ARTICLE VII

A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any firm of which he is a member or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for authorization approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

ARTICLE VIII

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence or such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

ARTICLE IX

The corporation may indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law.

ARTICLE X

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any corresponding provision of the General Corporation Law of the State of Delaware.

ARTICLE XI

Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE XII

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIII

The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Sharon C. Stahl	Suite 1600, 525 W. Monroe Street
Chicago, Illinois 60606

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 10th day of April, 1988.

/s/ Sharon C. Stahl
Sharon C. Stahl

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CONCENTRICS, INC.

Pursuant to Section 241 of the General

Corporation Law of the State of Delaware

CONCENTRICS, INC., a Delaware corporation (the “Corporation”) does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by changing Article I thereof so that, as amended, said Article shall read as follows:

“Article I The name of the corporation is: Spectra Marketing Systems, Inc.”

SECOND: That the Corporation has not received payment for any stock.

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 12th day of April, 1988.

By:	/s/ Sharon C. Stahl,
Sharon C. Stahl, Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 11/05/1990 903095315 – 2157822

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Spectra Marketing Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That by a written consent by the board of Directors of Spectra Marketing Systems, Inc., pursuant to Section 141(f) of the General Corporation Law of the state of Delaware, the following resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “IV” so that, as amended, said Article shall be and read as follows:

“Article IV. The amount of the total authorized capital stock of the corporation is 12,000 shares of Common Stock having a par value of $0.01 per share.”

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the stockholders of said corporation duly adopted by written consent the proposed amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Spectra Marketing Systems, Inc. has caused this certificate to be signed by Thomas E. Dailey, its President, and Stephen Morris, its Secretary, this 30 day of October, 1990.

BY:	/s/ Thomas E. Dailey
President

ATTEST:	/s/ Stephen Morris
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

SPECTRA MARKETING SYSTEMS, INC.

The Board of Directors of SPECTRA MARKETING SYSTEMS, INC., corporation of Delaware, on this 30th day of September A.D. 1997 do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The SPECTRA MARKETING SYSTEMS, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Secretary, the 30th Day of September, A.D. 1997.

/s/ James A. Rose
Name:	James A. Ross
Title:	Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 10/01/1997 971331085 – 2157822

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 12/11/1998 981489316 – 2157822

CERTIFICATE OF MERGER

OF MARKET METRICS, INC.

INTO SPECTRA MARKETING SYSTEMS, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Spectra Marketing Systems, Inc.	Delaware
Market Metrics, Inc.	Delaware

SECOND: That an agreement of merger between parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Spectra Marketing Systems, Inc.

FOURTH: That the Certificate of Incorporation of Spectra Marketing Systems, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporations, the address of which is Spectra Marketing Systems, Inc., c/o VNU USA, INC., attn: Legal Department, 1515 Broadway, 15th Floor, New York, NY 10036.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on December 31, 1998.

Dated, December 15, 1998

SPECTRA MARKETING SYSTEMS, INC.		ATTEST:

by:	/s/ John P. Larkin,	by:	/s/ James A. Ross,
	John P. Larkin, President		James A. Ross, Secretary